Exhibit 10.3

AKSYS, LTD.

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (the “Agreement”) is effective as of February 23, 2004, by and among AKSYS, LTD., a Delaware corporation (the “Company”), DURUS LIFE SCIENCES MASTER FUND LTD., a Cayman Islands Exempted Company (“Durus”), and ARTAL LONG BIOTECH PORTFOLIO LLC, a Delaware limited liability company (“Artal” and, together with Durus, each a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, the Company and the Purchasers, among others, have entered into that certain Settlement Agreement and Mutual Release, dated as of the date hereof (the “Settlement Agreement”); and

WHEREAS, as part of the Settlement Agreement, the Company has agreed to issue to the Purchasers certain unsecured subordinated promissory notes in the Company in consideration for cash payments to the Company, pursuant to the terms and conditions hereof.

NOW, THEREFORE, the parties hereby agree as follows:

1.                                      The Notes.

1.1                               The Notes.  The Purchasers agree to purchase from the Company at the Closing in the aggregate principal amount of Sixteen Million One Hundred Thousand Dollars ($16,100,000.00) (the “Principal Amount”) unsecured subordinated promissory notes, in the form of Exhibit A attached hereto and made a part hereof (each a “Note” and, collectively, the “Notes”), to be governed by the terms and conditions of, and repaid in accordance with, this Agreement and the Notes.  The Notes shall be issued in increments of One Thousand Dollars ($1,000.00) of Principal Amount.

1.2                               Closing.  The purchase and sale of the Notes (the “Closing”) will take place at the principal offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 concurrently with the date and time that the Purchasers pay to the Company the aggregate sum of Eighteen Million Dollars ($18,000,000.00) pursuant to the Settlement Agreement, or at such date and time as the parties shall otherwise mutually agree.  At the Closing, the Company shall deliver to each Purchaser one duly executed Note, representing such Purchaser’s portion of the Principal Amount (each, a “Purchase Amount”), in the following denominations:

Name of Purchaser	Purchase Amount of Notes

Durus	$15,778,000.00
Artal	$322,000.00

Each Purchaser may request in advance from the Company that its Purchase Amount be represented by more than one Note, in which case the Company shall issue such number of Notes as requested by such Purchaser.  At the Closing, each Purchaser shall deliver its Purchase Amount to the Company by wire transfer.

2.                                      Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Purchasers as of the date of this Agreement:

2.1                               Organization, Good Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure to so qualify or be in good standing would not have a Material Adverse Effect (as defined below).  For purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect upon the business, financial condition, properties or results of operations of the Company and its subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations hereunder.

2.2                               Capitalization. The authorized capital stock of the Company consists of a total of fifty million (50,000,000) shares of common stock, par value $0.01 per share (“Common Stock”), of which 29,806,475 shares of Common Stock were issued and outstanding as of February 10, 2004, and a total of one million (1,000,000) shares of preferred stock of the Company, $0.01 par value per share (“Preferred Stock”), none of which Preferred Stock is issued or outstanding as of the date hereof.  All of the outstanding shares of Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable.  The Company’s filings with the Securities and Exchange Commission (the “Commission”) include true and correct copies of the Company’s Restated Certificate of Incorporation, as amended and in effect on the date hereof, and the Company’s Bylaws, as amended and in effect on the date hereof.

2.3                               Commission Documents, Financial Statements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the “Commission Documents”).  The Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Nasdaq National Market.  As of its date, the Company’s Form 10-K for the year ended December 31, 2002 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such document, and, as of its date, after giving effect to the information disclosed and incorporated by reference therein, such Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the Commission Documents filed with the Commission since December 31, 2002 complied as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements).

2.4                               Exemption from Registration; Valid Issuances. The issuance and sale of the Notes, in accordance with the terms and on the basis of the representations and warranties set forth in this Agreement, may and shall be properly issued pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws.  Neither the sale of the Notes pursuant to, nor the Company’s performance of its obligations under or exercise of its rights pursuant to, the this Agreement and the Notes (collectively, the “Purchase Agreements”) shall (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Notes or any of the assets of the Company, or (ii) entitle the holders of any outstanding shares of capital stock of the Company to preemptive or other rights to subscribe to or acquire the shares of Common Stock or other securities of the Company.

3.                                      Representations and Warranties of the Purchasers.  Each of the Purchasers, severally but not jointly, hereby represents and warrants to the Company as of the date of this Agreement, except that, with regard to Section 3.1 below, only Durus represents and warrants to such information, as follows:

3.1                               Ownership.  Durus, with and through its affiliates and associates, first became an owner of fifteen percent (15%) or more of the Company’s outstanding voting stock on or prior to August 30, 2002.

3.2                               Purchase Entirely for Own Account.  The Note(s) are being acquired by the Purchaser for investment for its own account, and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in the Note(s) to such person or to any third person.  The Purchaser has not been organized for the purpose of acquiring the Note(s).

3.3                               Investment Risk.  The Purchaser understands that any loan to the Company or investment in the Note(s) involves substantial risks.

3.4                               Accredited Investor.  The Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, as presently in effect.

3.5                               Restricted Securities.  The Purchaser understands that the Note(s) issued to the Purchaser have not been registered under the Securities Act or state securities laws and have been issued by reason of a specific exemption from the registration provisions of the Securities

Act and applicable state securities laws that depends upon, among other matters, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed in this Agreement.  The Purchaser further understands that, except to the extent otherwise agreed in the Settlement Agreement and other Transaction Agreements (as such term is defined in the Settlement Agreement), the Company shall have no obligation to register the Note(s) under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws.  The Purchaser hereby acknowledges that, because of the restrictions on transfer or assignment, under securities laws, of the Note(s), the Purchaser may have to bear the economic risk of the investment commitment in the Note(s) for an indefinite period of time.

3.6                               Legends.  It is understood that the certificate or certificates evidencing the Note(s) or any substitute therefor or interest therein may bear the following legend or its substantial equivalent:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITY UNDER SUCH ACT OR EXEMPTION THEREFROM OR UNLESS SOLD PURSUANT TO RULE 144 PROMULGATED UNDER SUCH ACT.”

4.                                      Miscellaneous.

4.1                               Governing Law.  The Purchase Agreements shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

4.2                               Survival.  The representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby.

4.3                               Successors and Assigns.  Except as otherwise expressly provided herein and subject to any restrictions on transfer under applicable securities laws, the provisions hereof shall inure to the benefit of and be binding upon each of the parties; the successors and assigns of the Company; and the heirs, devisees, executors, administrators, representatives, successors and assigns of the Purchasers.  Subject to applicable law, each of the Purchasers may assign, transfer, distribute or otherwise dispose of (by operation of law or otherwise) its Note(s), in whole or in part, or its rights or obligations under this Agreement or its Note(s), or any interests therein, including without limitation through subdivision of any then-outstanding Note(s), without the written consent of the Company.  The Company shall not assign, transfer, distribute or otherwise dispose of (by operation of law or otherwise) this Agreement or its rights or obligations under or in this Agreement without the prior written consent of each of the Purchasers.  The Company shall not assign, transfer or otherwise dispose of (by operation of law or otherwise) its rights or obligations under or in any Note without the prior written consent of the Purchaser of such Note.  Any purported assignment, transfer or other disposition by the Company, except as permitted herein, shall be null and void.

4.4                               Entire Agreement.  Together with the Settlement Agreement and the other Transaction Agreements, the Purchase Agreements constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.  Together with the Settlement Agreement and the other Transaction Agreements, the Purchase Agreements supersede all prior agreements and understandings between the Company and the Purchasers with respect to the subject matter hereof and thereof.  This Agreement may not be modified or amended nor may any of the terms thereof be waived except by an instrument in writing executed by the Company and a majority of the principal amount of the Notes then outstanding.  A Note may be modified or amended and the terms thereof may be waived, in each case, only by an instrument in writing executed by the Company and the Purchaser of such Note.

4.5                               Notices, etc.  All demands, notices, communications and reports provided for in this Agreement shall be in writing and shall be either sent by facsimile with confirmation to the number specified below or personally delivered or sent by reputable overnight courier service (delivery charges prepaid) to any party at the address specified below.

If to the Company, to:

Aksys, Ltd.

Two Marriott Drive

Lincolnshire, Illinois  60069

Attn:                    Chief Executive Officer

Chief Financial Officer

Telecopy:  (847) 229-2235

Telephone:  (847) 229-2020

With a copy to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois  60601

Attn:  Keith S. Crow, P.C.

Telecopy:  (312) 861-2200

Telephone:  (312) 861-2000

If to Durus, to:

Durus Life Sciences Master Fund Ltd.

c/o International Fund Services (Ireland) Limited

3rd Floor, Bishops Square

Redmonds Hill

Dublin 2, Ireland

Attn:  Susan Byrne

Telecopy:  (011) 35-31-707-5113

Telephone:  (011) 35-31-707-5013

With a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attn:  Paul N. Roth, Esq.

Telecopy: (212) 593-5955

Telephone: (212) 756-2000

And an additional copy to:

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105

Attn:  Gavin Grover, Esq.

Telecopy: (415) 268-7522

Telephone: (415) 268-7113

If to Artal, to:

Artal Long Biotech Portfolio LLC

c/o Artal Alternative Treasury Management

19A Rue de la Croix-d’or

Geneva

Switzerland

Attn: Christian Tedeschi, Managing Director

With a copy to:

Shartsis, Friese & Ginsburg LLP

One Maritime Plaza, 18th Floor

San Francisco, California 94111

Attn: Carolyn Gorman, Esq.

Telecopy: (415) 421-2922

Telephone: (415) 421-6500

Any such demand, notice, communication or report shall be deemed to have been given pursuant to this Agreement when delivered personally, when confirmed if by facsimile or on the second business day after deposit with a reputable overnight courier service, as the case may be.

4.6                               Severability of this Agreement.  If any provision of this Agreement or the Notes is determined to be invalid, void or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement or the Notes, and the provision in question shall be modified so as to be rendered valid and enforceable and the Company and the Purchasers additionally shall take all such reasonable further actions as are necessary to give each other the intended benefit of such provision.

4.7                               Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

THE COMPANY:

AKSYS, LTD.

By:	/s/ William C. Dow
Its:	President and Chief Executive Officer

THE PURCHASERS:

DURUS LIFE SCIENCES MASTER FUND LTD.

By:	/s/ Leslie L. Lake
Its:	Director

ARTAL LONG BIOTECH PORTFOLIO LLC

By:	Artal Alternative Treasury Management
Its:	Managing Member

By:	/s/ Christian Tedeschi
Its:	Managing Director